Exhibit 99.1
FOR IMMEDIATE RELEASE

Contact:	Hamid Shokrgozar	Lytham Partners, LLC.
	Chairman and CEO	Retail: Joe Dorame
	White Electronic Designs Corporation	Institutional/Analyst: Joe Diaz
	602-437-1520	diaz@lythampartners.com
	hamid@wedc.com	Media: Kristen Klein
602-889-9700
White Electronic Designs Corporation
Announces Fourth Quarter and Fiscal 2005 Financial Results
Phoenix, AZ December 8, 2005 — White Electronic Designs Corporation (NASDAQ: WEDC) a developer and manufacturer of innovative components and systems for high technology sectors in military, industrial, medical and commercial markets, today announced financial results for the fourth quarter and fiscal year ended October 1, 2005.
The highlights of the Company’s financial performance for the fourth quarter of fiscal 2005 are as follows:
•	Net sales of $30.0 million compared to net sales of $28.8 million last year.

•	Gross profit margins were 31.3% compared to 26.7% last year.

•	A non-cash write-down of goodwill of approximately $11.4 million, which reduced the quarter’s results by $0.47 per share.

•	Favorable adjustment of tax reserves of $0.8 million, or $0.03 per share.

•	Adjusted net income, excluding the goodwill charge and tax adjustment, increased to $2.3 million, or $0.09 per diluted share, compared to $0.9 million, or $0.04 per diluted share, last year.

•	On a GAAP basis, net loss totaled $8.3 million, or $0.34 per share.
Net sales for the fourth quarter of fiscal 2005 were $30.0 million compared to net sales of $30.3 million in the immediately preceding quarter, and up 4.2% compared to sales of $28.8 million in the fourth quarter of fiscal 2004. On a GAAP basis, net loss was $8.3 million, or $0.34 per share, for the fourth quarter of fiscal 2005. The Company recognized a non-cash write-down of goodwill of $11.4 million, or $0.47 per share, and a $0.8 million, or $0.03 per share, favorable adjustment of tax reserves. Excluding the goodwill charge and tax adjustment, adjusted net income for the fourth quarter of fiscal 2005 was $2.3 million, or $0.09 per diluted share, compared to net income of $0.9 million, or $0.04 per diluted share, in the fourth quarter of fiscal 2004, and adjusted net income of $1.9 million, or $0.07 per diluted share, in the third quarter of fiscal 2005. Net income for the third quarter of fiscal 2005 was positively impacted by non-recurring tax return to provision adjustments which lowered the Company’s tax rate for the third quarter and increased earnings per share by approximately $0.01.
The Company’s annual review of goodwill in the fourth quarter of 2005 for the acquisitions of Interface Data Systems (IDS) in fiscal 2003 and Panelview Inc. in fiscal 2001 resulted in the partial impairment of goodwill related to the Company’s commercial microelectronics in Phoenix and display product lines in Oregon. Based on the current and forecasted competitive market conditions, the Company expects its commercial microelectronics and display product lines to grow more slowly and be less profitable than had previously been anticipated and projected. The Company continues to believe these product lines and markets are important parts of its strategy.
Net sales for the fiscal year ended October 1, 2005 increased over 7% to $117.0 million, compared to net sales of $109.0 million for fiscal 2004. Adjusted net income, excluding the goodwill charge and tax adjustments, for fiscal year 2005 increased to $6.9 million, or $0.28 per diluted share, compared to net income of $4.8 million, or $0.19 per diluted share, for fiscal 2004. On a GAAP basis, including the non-cash write-down of the goodwill and the favorable tax adjustments, the Company reported a net loss of $3.5 million, or $0.14 per share, for fiscal 2005.
The adjusted financial results are a supplement to financial statements based on GAAP. The Company uses the adjusted information to evaluate its operating performance and believes this presentation provides investors with additional insight into the Company’s underlying operating results. A full reconciliation between the adjusted and GAAP results is included in the accompanying financial data.
“We finished the fourth quarter and fiscal 2005 with exceptional performance,” said Hamid Shokrgozar, Chairman and Chief Executive Officer. “Our fourth quarter financial results were attributed to the strong performance of our defense microelectronics products, which achieved the best bookings performance in the last eight quarters with over $12.7 million in bookings for the quarter. This represented 45% of the total Company bookings of $28 million and this product line experienced sequential net sales growth of approximately 15%.”
Shokrgozar continued, “The increase in and the mix of defense microelectronics products shipped also contributed to the increase in gross margins to 31.3%, compared to gross margins of 30.2% in the immediately preceding quarter and 26.7% in the fourth quarter of fiscal 2004.”
“Backlog at the end of fiscal 2005 totaled $53.3 million compared to backlog of $51.5 million at the end of fiscal 2004. Our balance sheet continued to strengthen during the quarter as our cash balances increased by $5.0 million to a new high of $51.0 million. While we are maintaining our focus on profitability, we are committed to managing our business in a manner that positions WEDC for expanded growth opportunities. With our existing cash balances and no long term debt, we remain optimistic about the long term prospects of the Company” Shokrgozar concluded.
Research and development expenses for the quarter totaled $1.3 million, compared to $1.4 million in the immediately preceding quarter. During fiscal year 2005 research and development expenses totaled $5.6 million, or 4.8% of net sales, compared to $6.0 million, or 5.5% in fiscal 2004.
Selling, general and administrative (SG&A) expenses for the fourth quarter were $5.0 million, compared to $5.2 million in the immediately preceding quarter, and compared to $5.0 million in the fourth quarter of fiscal 2004.
Gross profit for the fourth quarter of fiscal 2005 was $9.4 million, compared to $9.2 million in the immediately preceding quarter, and compared to gross profit of $7.7 million in the fourth quarter of fiscal 2004.

Microelectronic Segment Highlights
•	Net sales for the Microelectronic segment totaled $17.0 million in the fourth quarter of fiscal 2005, compared to $15.5 million in the immediately preceding quarter. Net sales to military customers totaled $10.6 million, up 15% compared to sales of $9.2 million in the immediately preceding quarter, and up 22% compared to $8.7 million in the fourth quarter of fiscal 2004.

•	Backlog at the end of the fourth quarter of fiscal 2005 for the Microelectronic segment totaled approximately $33.1 million, or approximately 62% of the total Company backlog. Military products accounted for $25.1 million, or 76% of the Microelectronic segment’s backlog.

•	New orders received for the Microelectronic segment totaled $16.4 million. Fourth quarter Microelectronic segment new orders totaled 58% of the total new orders received by the Company. Defense Microelectronic products closed the fourth quarter with $12.7 million in bookings, up 5% from $12.1 million in the immediately preceding quarter, and up 41% from $9.0 million in the fourth quarter of fiscal 2004.

•	Net sales for Anti-Tamper (AT) products totaled $2.2 million in the fourth quarter of fiscal 2005, compared to net sales of $0.8 million in the immediately preceding quarter. Net sales of AT products for fiscal 2005 totaled $6.3 million, compared to net sales of $6.0 million last fiscal year.

•	Net sales for the fourth quarter for the Company’s commercial Microelectronic products totaled $6.4 million, compared to $6.3 million in the immediately preceding quarter, and compared to sales of $7.0 million in the fourth quarter of fiscal 2004.
Key Microelectronic segment awards during the quarter included:
•	Received a $2.7 million contract from an international customer to provide multi-chip modules for fire control systems in armored ground vehicles.

•	Received an additional $1.9 million follow-on contract for System-On-Chip (SOC) processor modules, which will be used in the latest generation of air-to-air missiles.

•	Received a $1.0 million contract from a domestic military customer for System-in-a-Package (SiP) components for fighter jets.

•	Received a $1.5 million production orders for Restriction of Hazardous Substances (RoHS) compliant server grade memory module products from a customer supporting its next generation enterprise server.
Display Segment Highlights
•	Net sales for the Display segment totaled $12.9 million compared to $14.9 million in the immediately preceding quarter and compared to $12.9 million in the fourth quarter of fiscal 2004.

•	Backlog at the end of the fourth quarter for the Display segment totaled $20.2 million or 38% of the total Company backlog.

•	New orders received for the Display segment totaled $11.6 million compared to $8.8 million in the immediately preceding quarter and $13.4 million in the fourth quarter of fiscal 2004.
Key Display segment awards during the quarter included:
•	Received a $1.5 million order to provide Max-Vu™ technology to a leading U.S. computer manufacturing company for use in mobile laptop PCs. Max-Vu provides a means of optimizing contrast and viewability of Active-Matrix Liquid Crystal Displays (AMLCD) in high ambient lighting conditions. Max-Vu also provides the added benefit of improving mechanical strength, which can enable mobile PCs and tablet PCs to be used in more environmentally demanding applications.

•	Received multiple follow-on display enhancement orders for various avionics applications totaling over $1.7 million.

•	Received continuing orders of approximately $1.4 million for follow-on keypad products from major appliance manufacturers.

•	Received a follow-on order for medical patient monitor applications totaling approximately $700,000.
Teleconference Details
White Electronic Designs Corporation will host a teleconference and webcast today to review the financial results of the quarter and the fiscal year 2005 beginning at 11:00 am EASTERN. Interested parties can access the call by dialing (877) 407-8031 (domestic) or (201) 689-8031 (international). A replay of the call will be available at (877) 660-6853 (domestic) or (201) 612-7415 (international), account number 286, access number 177791 for seven days following the call. A live webcast of the call will be available at http://www.investorcalendar.com/IC/CEPage.asp?ID=9778. The online replay will be available shortly after the end of the call and can be reached at http://www.vcall.com. After accessing the Vcall site enter the Company’s symbol, WEDC. The webcast will be archived for 12 months.
About WEDC
White Electronic Designs Corporation designs, develops and manufactures innovative components and systems for high technology sectors in military, industrial, medical and commercial markets. White’s products include advanced semiconductor packaging of high-density memory products and state-of-the-art microelectronic multi-chip modules for military and defense industries and data and telecommunications markets; anti-tamper products for mission-critical semiconductor components in defense and secure commercial applications; enhanced and ruggedized high-legibility flat-panel displays for commercial, medical, defense and aerospace systems; digital keyboard and touch-screen operator-interface systems; and electromechanical assemblies for OEM’s in commercial and military markets. White is headquartered in Phoenix, Arizona and has design and manufacturing centers in Arizona, Indiana, Ohio and Oregon. To learn more about White Electronic Designs Corporation’s business, as well as employment opportunities, visit our website, www.wedc.com.
Cautionary Statement
This press release contains forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for such forward-looking statements. The words, “believe,” “expect,” “anticipate,” “estimate,” “will” and other similar statements of expectation identify forward-looking statements. These forward-looking statements speak only as of the date the statement was made and are based upon management’s current expectations and beliefs and are subject to a number of risks and uncertainties, some of which cannot be predicted or quantified, that could cause actual results to differ materially from those described in the forward-looking statements. In particular, the following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: difficulties associated with successfully integrating acquired businesses and technologies, reductions in demand for the Company’s products, the loss of a significant customer, the inability to procure required components, any further downturn in the high technology data and telecommunications industries, reductions in military spending or changes in the acquisition requirements for military products, the termination or amendment of the new contracts awarded during the quarter, the inability to develop, introduce and sell new products or the inability to develop and implement new manufacturing technologies, and changes or restrictions in the practices, rules and regulations relating to sales in international markets.
Additionally, other factors that could cause actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements are included in Exhibit 99.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended July 2, 2005 under the heading “Business-Risk Factors.” You are cautioned not to place undue reliance on our forward-looking statements. We do not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after this press release, or to reflect the occurrence of unanticipated events.

GAAP Reconciliation
This Press Release includes disclosure of adjusted operating income, adjusted net income and adjusted net income per share, excluding certain items. Such disclosures are considered “non-GAAP financial measures,” as defined in Item 10(e) of Regulation S-K of the Securities and Exchange Act. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in this press release and elsewhere in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company has provided below a reconciliation of this disclosure to operating loss, net loss and loss per share (including adjustments), which are the most directly comparable financial measures calculated and presented in accordance with GAAP. We believe that the disclosure of adjusted net income and adjusted income per share, excluding certain items, provides investors with a useful indicator of our results that is comparable among periods because they exclude the effects of unusual items that may occur on an irregular basis. We use adjusted income and adjusted income per share, excluding certain items, and similar concepts, to measure our performance internally in reports for management.

WHITE ELECTRONIC DESIGNS CORPORATION AND SUBSIDIARIES

RECONCILIATION OF REPORTED GAAP RESULTS TO ADJUSTED

	Three Months Ended		Twelve Months Ended

	October 1,	October 2,	October 1,	October 2,
	2005	2004	2005	2004

GAAP net income (loss)	$(8,321)	$905	$(3,535)	$4,807

Adjustments:

Goodwill impairment	11,435	—	11,435	—

Tax adjustments	(786)	—	(995)	—

Adjusted net income (loss)	$2,328	$905	$6,905	$4,807

Basic

GAAP net income (loss)	$(0.34)	$(0.04)	$(0.14)	$0.20

Adjustments	0.44	—	0.42	—

Adjusted net income (loss)	$0.10	$0.04	$0.28	$0.20

Diluted

GAAP net income (loss)	$(0.34)	$0.04	$(0.14)	$0.19

Adjustments	0.43	—	0.42	—

Adjusted net income (loss)	$0.09	$0.04	$0.28	$0.19

WHITE ELECTRONIC DESIGNS CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands of dollars, except share data)

	October 1,	October 2,
	2005	2004

ASSETS
Current Assets
Cash and cash equivalents	$51,008	$38,030
Accounts receivable, less allowance for doubtful accounts of $250 and $560	19,457	19,039
Inventories, net	19,609	24,744
Prepaid expenses and other current assets	825	1,584
Deferred income taxes	4,508	4,652

Total Current Assets	95,407	88,049

Property, plant and equipment, net	14,952	13,975
Goodwill	5,670	17,105
Intangible assets, net	5,121	5,643
Other assets, net	118	128

Total Assets	$121,268	$124,900

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$5,712	$9,070
Accrued salaries and benefits	2,356	1,396
Accrued expenses	3,701	2,258
Deferred revenue	1,797	1,646

Total Current Liabilities	13,566	14,370
Accrued long-term pension liability	547	522
Deferred income taxes	1,725	1,175
Other long term liabilities	1,210	1,618

Total Liabilities	17,048	17,685

Shareholders’ Equity
Preferred stock, 1,000,000 shares authorized, no shares issued	—	—
Common stock, $0.10 stated value, 60,000,000 shares authorized, 24,479,276 and 24,335,310 shares issued	2,448	2,433
Treasury stock, 44,442 and 44,442 shares, at cost	(4)	(4)
Additional paid-in capital	90,829	90,347
Unearned compensation	—	(8)
Retained earnings	11,129	14,664
Accumulated other comprehensive loss	(182)	(217)

Total Shareholders’ Equity	104,220	107,215

Total Liabilities and Shareholders’ Equity	$121,268	$124,900

WHITE ELECTRONIC DESIGNS CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands of dollars, except share and per share data)

	Three months ended			Twelve months ended

	GAAP	Adjusted		GAAP	Adjusted
	October 1,	October 1,	October 2,	October 1,	October 1,	October 2,
	2005	2005(1) (3)	2004	2005	2005(2) (3)	2004

Net sales	$29,976	$29,976	$28,773	$117,031	$117,031	$108,962
Cost of sales	20,603	20,603	21,080	82,298	82,298	77,297

Gross profit	9,373	9,373	7,693	34,733	34,733	31,665

Operating expenses:
Selling, general and administrative	5,041	5,041	5,013	19,704	19,704	18,498
Research and development	1,345	1,345	1,368	5,634	5,634	6,036
Amortization of intangible assets	132	132	158	606	606	641
Goodwill impairment	11,435	—	—	11,435	—	—

Total operating expenses	17,953	6,519	6,539	37,379	25,944	25,175

Operating income (loss)	(8,580)	2,854	1,154	(2,646)	8,789	6,490
Interest expense	—	—	—	—	—	2
Interest (income)	(416)	(416)	(124)	(1,138)	(1,138)	(454)

Income (loss) before income taxes	(8,164)	3,270	1,278	(1,508)	9,927	6,942
Provision for income taxes	157	943	373	2,027	3,022	2,135

Net income (loss)	$(8,321)	$2,328	$905	$(3,535)	$6,905	$4,807

Earnings (loss) per share — basic	$(0.34)	$0.10	$0.04	$(0.14)	$0.28	$0.20

Earnings per share — diluted	$(0.34)	$0.09	$0.04	$(0.14)	$0.28	$0.19

Weighted average number of common shares and equivalents:
Basic	24,478,143	24,478,143	24,285,594	24,437,672	24,437,672	24,201,436
Diluted	24,478,143	24,938,871	24,774,353	24,437,672	24,975,852	25,001,906

(1) Excludes the goodwill non-cash write-down of $11.4 million, offset by the tax reserve adjustment of $0.8 million.

(2) Excludes the fourth quarter goodwill non-cash write-down of $11.4 million, offset by the tax reserve adjustment of $0.8 million, and the third quarter provision to return adjustment of $0.2 million.

(3) These are considered “non-GAAP financial measures” as defined in Item 10(e) of Regulation S-K of the Securities and Exchange Act. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented with U.S. generally accepted accounting principles (“GAAP”). We believe the presentation of this information provides investors with a useful indicator of our results that is comparable among periods because it excludes the effects of unusual items that may occur on an irregular basis.